EXHIBIT 23(D)(VI)

                             SUB-ADVISORY AGREEMENT

          AGREEMENT made as of December 17, 2008, among WENTWORTH, HAUSER AND VIOLICH, INC. (herein called the "INVESTMENT ADVISER"), HIRAYAMA INVESTMENTS, LLC (herein called the "SUB-ADVISER"), and FUNDVANTAGE TRUST, a Delaware Statutory Trust (herein called the "TRUST") on behalf of the WHV INTERNATIONAL EQUITY FUND, a series of the Trust (herein called the "FUND"), and

          WHEREAS, the Trust is a series trust registered as an open-end management investment company under the Investment Company Act of 1940 (the "1940 ACT"), and currently proposes to offer shares representing interests in the Fund, a separate and distinct series of the Trust;

          WHEREAS, the Investment Adviser is the investment adviser to the Fund;

          WHEREAS, the Investment Adviser wishes to retain the Sub-Adviser to render certain investment advisory services to the Fund, and the Sub-Adviser is willing to so render such services; and

          WHEREAS, the Board of Trustees of the Trust have approved this Agreement, and the Sub-Adviser is willing to furnish such services upon the terms and conditions herein set forth;

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, it is agreed between the parties hereto as follows:

     SECTION 1. APPOINTMENT. Each of the Trust and Investment Adviser hereby appoints the Sub-Adviser to act as sub-adviser for the Fund for the period and on the terms set forth in this Agreement. The Investment Adviser makes such appointment pursuant to the requirements of the Investment Advisory Agreement dated December 17, 2008 between the Investment Adviser and the Trust, on behalf of the Fund (such agreement or the most recent successor agreement between such parties is herein called the "ADVISORY AGREEMENT"). The Sub-Adviser accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

     SECTION 2. DELIVERY OF DOCUMENTS. The Trust has furnished or will furnish the Sub-Adviser with copies of each of the following:

          a. Resolutions of the Board of Trustees of the Trust authorizing the appointment of the Sub-Adviser and the execution and delivery of this Agreement; and

          b. Each prospectus and statement of additional information relating to any class of Shares representing interests in the Fund in effect under the Securities Act of 1933 (such prospectus and statement of additional information, as presently in effect and as they shall from time to time be amended and supplemented, are herein collectively called the "PROSPECTUS" and "SAI," respectively).

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     SECTION 3. SUB-ADVISORY SERVICES TO THE FUND. Subject to the supervision of the Board of Trustees of the Trust and the Investment Adviser, the Sub-Adviser will provide for the management of the Fund including (i) the provision of a continuous investment program for the Fund, including investment research and management with respect to all securities, investments, cash and cash equivalents in the Fund, (ii) the determination from time to time of what securities and other investments will be purchased, retained, or sold for the Fund, and (iii) the placement from time to time of orders for all purchases and sales made for the Fund. The Sub-Adviser will provide the services rendered by it hereunder in accordance with the Fund's investment objectives, restrictions and policies as stated in the applicable Prospectus and SAI, provided that the Sub-Adviser has notice or knowledge of any changes by the Board of Trustees to such investment objectives, restrictions or policies. The Sub-Adviser further agrees that it will render to the Board of Trustees or the Investment Adviser, such periodic and special reports regarding the performance of its duties under this Agreement as the Board or the Investment Adviser may reasonably request.
The Sub-Adviser agrees to provide to the Trust (or their agents and service providers) prompt and accurate data with respect to the Fund's transactions and, where not otherwise available, the daily valuation of securities in the Fund.

     SECTION 4. BROKERAGE. Subject to the Sub-Adviser's obligation to obtain best price and execution, the Sub-Adviser shall have full discretion to select brokers or dealers to effect the purchase and sale of securities. When the Sub-Adviser places orders for the purchase or sale of securities for the Fund, in selecting brokers or dealers to execute such orders, the Sub-Adviser is expressly authorized to consider the fact that a broker or dealer has furnished statistical, research or other information or services for the benefit of the Fund directly or indirectly. Without limiting the generality of the foregoing, the Sub-Adviser is authorized to cause the Fund to pay brokerage commissions which may be in excess of the lowest rates available to brokers who execute transactions for the Fund or who otherwise provide brokerage and research services utilized by the Sub-Adviser, provided that the Sub-Adviser determines in good faith that the amount of each such commission paid to a broker is reasonable in relation to the value of the brokerage and research services provided by such broker viewed in terms of either the particular transaction to which the commission relates or the Sub-Adviser's overall responsibilities with respect to accounts as to which the Sub-Adviser exercises investment discretion. The Sub-Adviser may aggregate securities orders so long as the Sub-Adviser adheres to a policy of allocating investment opportunities to the Fund over a period of time on a fair and equitable basis relative to other clients. In no instance will the Fund's securities be purchased from or sold to the Trust's principal underwriter, the Investment Adviser, the Sub-Adviser or any affiliated person thereof, except to the extent permitted by SEC exemptive order or by applicable law.

          The Sub-Adviser shall report to the Board of Trustees of the Trust at least quarterly with respect to brokerage transactions that were entered into by the Sub-Adviser, pursuant to the foregoing paragraph, and shall certify to the Board that the commissions paid were reasonable in terms either of that transaction or the overall responsibilities of the Sub-Adviser to the Fund and the Sub-Adviser's other clients, that the total commissions paid by the Fund were reasonable in relation to the benefits to the Fund over the long term. Further, the Sub-Adviser will disclose to the Board of Trustees: (i) all material new or amended arrangements it may have with regard to the Fund' securities transactions, (ii) the utilization of "soft dollar commissions" by the Fund and the Sub-Adviser with respect to the Fund, and (iii) such other matters as the Board of Trustees may reasonably request.


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

     SECTION 5. CONFORMITY WITH LAW; CONFIDENTIALITY. The Sub-Adviser further agrees that it will comply with all applicable rules and regulations of all federal regulatory agencies having jurisdiction over the Sub-Adviser in the performance of its duties hereunder. The Sub-Adviser will treat confidentially and as proprietary information of the Trust all records and other information relating to the Trust and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

          Where the Sub-Adviser maybe exposed to civil or criminal contempt proceedings for failure to comply with a request for records or other information relating to the Trust, the Sub-Adviser may comply with such request prior to obtaining the Trust's written approval, provided that the Sub-Adviser has taken reasonable steps to promptly notify the Trust, in writing, upon receipt of the request.

     SECTION 6. SERVICES NOT EXCLUSIVE. The Sub-Adviser and its officers may act and continue to act as investment managers for others, and nothing in this Agreement shall in any way be deemed to restrict the right of the Sub-Adviser to perform investment management or other services for any other person or entity, and the performance of such services for others shall not be deemed to violate or give rise to any duty or obligation to the Fund or the Trust.

          Nothing in this Agreement shall limit or restrict the Sub-Adviser or any of its members, partners, officers, affiliates or employees from buying, selling or trading in any securities for its or their own account. Each of the Trust and the Investment Adviser acknowledges that the Sub-Adviser and its members, partners, officers, affiliates, employees and other clients may, at any time, have, acquire, increase, decrease, or dispose of positions in investments which are at the same time being acquired or disposed of for the Fund. The Sub-Adviser shall have no obligation to acquire for the Fund a position in any investment which the Sub-Adviser, its members, partners, officers, affiliates or employees may acquire for its or their own accounts or for the account of another client, so long as it continues to be the policy and practice of the Sub-Adviser not to favor or disfavor consistently or consciously any client or class of clients in the allocation of investment opportunities so that, to the extent practical, such opportunities will be allocated among clients over a period of time on a fair and equitable basis.

          The Sub-Adviser agrees that this Section does not constitute a waiver by the Trust or the Investment Adviser of the obligations imposed upon the Sub-Adviser to comply with Sections 17(d) and 17(j) of the 1940 Act, and the rules thereunder, nor constitute a waiver by the Trust or the Investment Adviser of the obligations imposed upon the Sub-Adviser under Section 206 of the Investment Advisers Act of 1940 and the rules thereunder. Further, the Sub-Adviser agrees that this does not constitute a waiver by the Trust or the Investment Adviser of the fiduciary obligation of the Sub-Adviser arising under federal or state law, including Section 36 of the 1940 Act. The Sub-Adviser agrees that this Section 7 shall be interpreted consistent with the provisions of Section 17(i) of the 1940 Act.


                                      -3-

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     SECTION 7. BOOKS AND RECORDS. In compliance with the requirements of Rule
3la-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Fund are the property of the Trust and further agrees to surrender promptly to the Trust or the Investment Adviser any of such records upon the Trust's or the Investment Adviser's request. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 3la-2 under the 1940 Act the records required to be maintained by Rule 3la-1 under the 1940 Act.

     SECTION 8. EXPENSES. During the term of this Agreement, the Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement.

     SECTION 9. VOTING. The Investment Adviser has authority to vote as agent for the Trust pursuant to the Advisory Agreement. The Investment Adviser reserves the right to delegate to the Sub-Adviser such authority to vote as agent for the Trust, either in person or by proxy, tender and take all actions incident to the ownership of all securities in which the Fund's assets may be invested from time to time, subject to such policies and procedures as the Board of Trustees of the Trust, the Investment Adviser or Sub-Adviser may adopt from time to time. Any delegation by the Investment Adviser to the Sub-Adviser of this authority to vote shall be in writing.

     SECTION 10. COMPENSATION.

          a. For the services provided and the expenses assumed pursuant to this Agreement with respect to the Fund, the Investment Adviser will pay to the Sub-Adviser and the Sub-Adviser will accept as full compensation therefore from the Investment Adviser a fee, as set forth on Schedule A to this Agreement. For any period less than a full quarter during which this Agreement is in effect, the fee shall be prorated according to the proportion which such period bears to a full quarter. The Investment Adviser shall inform the Sub-Adviser prior to waiving any fees under the Advisory Agreement.

          b. The Sub-Adviser may from time to time agree not to impose all or a portion of its fee otherwise payable hereunder (in advance of the time such fee or portion thereof would otherwise accrue) and/or undertake to pay or reimburse the Fund or Investment Adviser for all or a portion of its expenses not otherwise required to be borne or reimbursed by the Sub-Adviser.


                                      -4-

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     SECTION 11. LIMITATION OF LIABILITY. The Sub-Adviser shall not be liable for any loss suffered by the Trust in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Sub-Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement ("DISABLING CONDUCT"). The Fund will indemnify the Sub-Adviser against and hold it harmless from any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action or suit not resulting from disabling conduct by the Sub-Adviser. Indemnification shall be made only following: (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the Sub-Adviser was not liable by reason of disabling conduct or (ii) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the Sub-Adviser was not liable by reason of disabling conduct by (a) the vote of a majority of a quorum of directors of the Trust who are neither "INTERESTED PERSONS" of the Trust nor parties to the proceeding ("DISINTERESTED NON-PARTY DIRECTORS") or (b) an independent legal counsel in a written opinion. The Sub- Adviser shall be entitled to advances from the Fund for payment of the reasonable expenses incurred by it in connection with the matter as to which it is seeking indemnification in the manner and to the fullest extent permissible under the Delaware Statutory Trust Act. The Sub-Adviser shall provide to the Fund a written affirmation of its good faith belief that the standard of conduct necessary for indemnification by the Fund has been met and a written undertaking to repay any such advance if it should ultimately be determined that the standard of conduct has not been met. In addition, at least one of the following additional conditions shall be met: (a) the Sub-Adviser shall provide a security in form and amount acceptable to the Fund for its undertaking; (b) the Fund is insured against losses arising by reason of the advance; or (c) a majority of a quorum of disinterested non-party directors, or independent legal counsel, in a written opinion, shall have determined, based upon a review of facts readily available to the Fund at the time the advance is proposed to be made, that there is reason to believe that the Sub-Adviser will ultimately be found to be entitled to indemnification. Any amounts payable by the Fund under this Section shall be satisfied only against the assets of the Fund and not against the assets of any other investment portfolio of the Trust.

     SECTION 12. DURATION AND TERMINATION. This Agreement shall become effective and continue for an initial two year period as of the date first above written unless sooner terminated as provided herein with respect to the Fund. Thereafter, if not terminated, this Agreement shall continue for successive annual periods, PROVIDED such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Board of Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund; PROVIDED, HOWEVER, that this Agreement may be terminated with respect to the Fund by the Trust at any time, without the payment of any penalty, by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of a Fund, on 60 days' prior written notice to the Sub-Adviser, or by the Sub-Adviser at any time, without payment of any penalty, on 90 days' prior written notice to the Trust and the Investment Adviser. This Agreement will immediately terminate in the event of its assignment or in the event of the termination of the Advisory Agreement.

     SECTION 13. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, discharged or terminated orally, except by an instrument in writing signed by all parties, and no amendment of this Agreement affecting the Fund shall be effective, to the extent required by the 1940 Act, until the applicable shareholders of the Fund in the manner required by the 1940 Act and the rules thereunder, subject to any applicable orders of exemption issued by the Securities and Exchange Commission.


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     SECTION 14. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by Delaware law.

     SECTION 15. DEFINITIONS. As used in this Agreement, the terms "AFFILIATED PERSON," "ASSIGNMENT," "INTERESTED PERSON," "MAJORITY OF THE OUTSTANDING VOTING SECURITIES" AND "PRINCIPAL UNDERWRITER" shall have the same meaning as such terms have in the 1940 Act and the rules and regulations thereunder, subject to any applicable orders of exemption issued by the Securities and Exchange Commission.

     SECTION 16. NOTICE. All notices hereunder shall be given in writing and delivered by hand, national overnight courier, facsimile (provided written confirmation of receipt is obtained and said notice is sent via first class mail on the next business day) or mailed by certified mail, return receipt requested, as follows:

          IF TO THE SUB-ADVISER:
          Hirayama Investments, LLC
          Attn: Richard K. Hirayama
          301 Battery Street
          Suite 400
          San Francisco, CA 94111

          IF TO THE INVESTMENT ADVISER:
          Wentworth, Hauser and Violich, Inc.
          Attn: Judith R. Stevens
          301 Battery Street
          Suite 400
          San Francisco, CA 94111

          IF TO THE TRUST:
          FundVantage Trust
          Attn: Joel Weiss, President
          301 Bellevue Parkway
          Wilmington, DE 19809

          WITH COPY TO:
          Joseph V. Del Raso, Esq.
          Pepper Hamilton LLP
          3000 Two Logan Square
          18th & Arch Streets
          Philadelphia, PA 19103


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

          The effective date of any notice shall be (i) the date such notice is sent if such delivery is effected by hand or facsimile, (ii) one business day after the date such notice is sent if such delivery is effected by national overnight courier; or (iii) the third (3rd) business day after the date of mailing thereof.

     SECTION 17. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.

     SECTION 18. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                        WENTWORTH, HAUSER AND VIOLICH, INC.


                                        By: /s/ Judith R. Stevens
                                            ------------------------------------
                                        Name: Judith R. Stevens
                                        Title: President


                                        HIRAYAMA INVESTMENTS, LLC


                                        By: /s/ Richard K. Hirayama
                                            ------------------------------------
                                        Name: Richard K. Hirayama
                                        Title: Managing Member


                                        FUNDVANTAGE TRUST


                                        By: /s/ Joel Weiss
                                            ------------------------------------
                                        Name: Joel Weiss
                                        Title: President

                                   SCHEDULE A
                             DATED DECEMBER 17, 2008
                                     TO THE
                 SUB-ADVISORY AGREEMENT DATED DECEMBER 17, 2008
                                      AMONG
                      WENTWORTH, HAUSER AND VIOLICH, INC.,
                            HIRAYAMA INVESTMENTS, LLC
                                       AND
                                FUNDVANTAGE TRUST

                            SUB-ADVISORY FEE SCHEDULE

Under the Advisory Agreement, the Investment Adviser is entitled to receive from the Fund an investment advisory fee at the annual rate of 1.00% of the Fund's average daily net assets (the "Advisory Fee"). The Sub-Adviser is entitled to receive from the Investment Adviser a percentage of the Advisory Fee actually received by the Investment Adviser, as such Advisory Fee may be reduced from time to time due to waiver or reimbursement arrangements as disclosed in the Trust's registration statement then in effect (the "Sub-Advisory Fee"). For the purposes of determining the Sub-Advisory Fee, the assets in the Fund will be aggregated with all other assets under management of the Investment Adviser and sub-advised by the Sub-Adviser ("Assets").

The Sub-Advisory Fee shall be determined as follows:

1. If Assets are less than or equal to $10 billion then the Investment Adviser shall retain 45% of the Advisory Fee and the Sub-Adviser shall be paid 55% of the Advisory Fee.

2. For each additional $100 million in Assets in excess of $10 billion, the percentage of the Advisory Fee retained by the Investment Adviser shall be reduced by 0.15 percentage points and the percentage of the Advisory Fee paid to the Sub-Adviser shall be increased by 0.15 percentage points, but in no event shall the percentage of the Advisory Fee paid to the Sub-Adviser exceed 70%, regardless of the value of Assets or the Fund's assets.

EXAMPLE 1

     Assuming (i) the Fund's average daily net assets are valued at $100,000,000; (ii) Assets are valued at $10,100,000,000 (which includes the Fund's average daily net assets); and (iii) the Investment Adviser actually receives the full 1.00% Advisory Fee or $1 million, then the Adviser will retain 44.85% of the Advisory Fee or $448,500) and the Sub-Adviser will be paid 55.15% of the Advisory Fee or $551,500.

EXAMPLE 2

     Assuming (i) the Fund's average daily net assets are valued at $100,000,000; (ii) Assets are valued at $20,000,000,000 (which includes the Fund's average daily net assets); and (iii) the Investment Adviser actually receives the full 1.00% Advisory Fee or $1 million, then the Adviser will retain 30% of the Advisory Fee or $300,000) and the Sub-Adviser will be paid 70% of the Advisory Fee or $700,000.

EXAMPLE 3

     Assuming (i) the Fund's average daily net assets are valued at $100,000,000; (ii) Assets are valued at $25,000,000,000 (which includes the Fund's average daily net assets); and (iii) the Investment Adviser actually receives the full 1.00% Advisory Fee or $1 million, then the Adviser will retain 30% of the Advisory Fee or $300,000) and the Sub-Adviser will be paid 70% of the Advisory Fee or $700,000.

The fees payable to the Sub-Adviser shall be payable quarterly, thirty days after quarter end or as soon as practicable. Assets will be determined quarterly. As stated above and solely for the purpose of determining the Sub-Advisory Fee, the assets of the Fund will be aggregated with other Assets.


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